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                              COMMISSION SCHEDULE



Year 1                                   65% of target premium
                                           and 3% of excess premium


Years 2-10                               3% of premium


Years 11-25                              .20% of non-loaned assets
                                            to threshold
                                         .10% of non-loaned
                                            assets above threshold


Years 26+                                .10% of all non-loaned assets